The Ensign Group, Inc. Announces Home Health, Hospice and Senior Living Spin-off

MISSION VIEJO, Calif., - May 6, 2019 - The Ensign Group, Inc. (Nasdaq: ENSG), the parent company of the Ensign™ group of skilled nursing, rehabilitative care services, home health care, hospice care and senior living companies, announced today a plan to separate its home health and hospice agencies and substantially all of its senior living businesses into a separate publicly-traded company. Upon consummation of the spin-off, the two companies will include:

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The Ensign Group, Inc., which will include transitional and skilled services, rehabilitative care services, healthcare campuses, post-acute-related new business ventures and real estate investments; and

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The Pennant Group, Inc., which will include Ensign’s home health and hospice operations, substantially all of Ensign’s senior living operations, and Ensign’s mobile diagnostic and clinical laboratory operations.

Ensign plans to effect the strategic separation through a spin-off in which it will distribute shares of Pennant’s common stock to Ensign’s shareholders on a pro rata basis. At the time of the spin-off, it is anticipated that Pennant, which is currently a wholly-owned subsidiary of Ensign, will consist of 60 home health and hospice agencies, 51 senior living operations, and mobile diagnostics and lab operations located across 13 states. Pennant anticipates 23 of the senior living assets will remain subject to leases with third-party landlords. In addition, Pennant will operate 28 senior living communities pursuant to a new, long-term triple-net leases with Ensign subsidiaries.
The spin-off is expected to be tax-free to Ensign’s shareholders, except for any cash paid in lieu of fractional shares. Pennant has applied to list its shares on the NASDAQ stock market under the ticker symbol “PNTG.”
Ensign’s current management team will continue in place. Mr. Daniel H Walker, President of Ensign’s home health and hospice holding company, Cornerstone Healthcare, Inc., will become the Chairman, Chief Executive Officer and President of Pennant. Ensign’s current President and Chief Executive Officer, Mr. Christopher R. Christensen, will also serve as a director for both companies for the foreseeable future. In addition, Mr. John Nackel, a current Ensign director, will also serve as a Pennant director, and it is anticipated that he will temporarily continue his service on the Ensign board until his replacement is found or the end of his current term, whichever occurs first.
Discussing the prospects for the two companies, Mr. Christensen said, “As we have emphasized repeatedly over the last several quarters, our home health, hospice and senior living leaders have created significant value as they have embraced and applied Ensign’s innovative operating model. As a result of consistently achieving outstanding clinical results, Pennant has become the partner of choice in the markets they serve, and it shows in their financial and clinical results. We believe that this spin-off, much like the very successful spin-off of CareTrust REIT, Inc. in 2014, will shine light on value that has yet to be fully realized under Ensign and will present two very attractive investments that provide our partners and shareholders the opportunity to share in that value, now and over time.”
Mr. Christensen emphasized the guiding principle in pursuing this undertaking-just as it was in Ensign’s spin-off of CareTrust-has been to ensure two healthy operations, both of which are poised to grow. He said, “We have been very pleased with the combined growth that Ensign and CareTrust have experienced and the return that it has generated for our shareholders, which as of the recent quarter end, had collectively produced a 408% return since the spin-off date. While there are obvious differences in the Pennant spin-off, we are applying the lessons learned from the CareTrust spin-off, some positive and some negative, to create a structure that leaves both very healthy, financially and operationally, while also ensuring that each company stays true to the operationally-driven culture upon which they were founded. Because of that, we are confident that both Ensign and Pennant will have a solid cultural and financial foundation to drive both near-term and long-term growth.”

Commenting on the rationale for the spin-off, Mr. Christensen said, “We have always strived to be a leadership company above all else. Developing outstanding, entrepreneurial leaders is our most important priority. As we do so, creating a pathway for each of these leaders to experience what so many at Ensign have experienced, is a key strategy to help us attract and retain the best and the brightest. Our new venture program, which has been the incubator for these Pennant businesses, has been, and will continue to be, a driver for much of our success as an organization. The spin-off and the resulting new ownership structure allows us to better align the interests of our shareholders with the leaders that are driving the growth of these businesses. It also provides a pathway for current and future leaders to follow as we work to recreate the Ensign experience over and over again for all our stakeholders.”
Further describing the reasons behind the separation of these lines of business, Christensen said, “Post-acute care is becoming more and more complex. We recognized early on in our new business venture experience that it was very important to invest in the right people and systems to give each of these unique operations the resources they require to be the best of the best. To that end, each of the Pennant businesses has successfully developed their own leadership and field-based resources that operate independent of their skilled nursing counterparts. While those efforts have been working very well, we believe that taking this additional step will accelerate both organization’s ability, as two smaller but strong organizations, to quickly adapt to the ever changing needs of our patients, payors and other providers within the continuum of care.”
Mr. Christensen also emphasized that Ensign will continue to be the leading consolidator in its highly fragmented core skilled nursing business, noting that Ensign will retain all existing owned real estate assets and will continue to pursue the purchase of additional real estate assets. “We now own 77 real estate assets, including the new Service Center location and the 28 senior living assets that will be leased by Pennant following the spin-off, which is approaching the 94 assets that we spun out to CareTrust in 2014. We will always be an operationally-driven organization first, but we are always evaluating the growing underlying value in our owned real estate and other new business ventures and the additional potential opportunities that each of those businesses gives us in the future,” he said.
Mr. Walker added, “Although Pennant will have a new ownership structure, we are very excited to announce that we expect to remain linked to Ensign in meaningful and mutually beneficial ways. To this end, Ensign and Pennant created a preferred provider network, called the Ensign-Pennant Care Continuum, which will memorialize the operational partnership we have enjoyed under Ensign’s ownership. As preferred providers within the care continuum, each Ensign and Pennant operation that elects to opt into the network will work together to appropriately share data and create care pathways that will help us continue to drive care models focused on achieving the highest possible outcomes in transitions between care settings. We are excited to further enhance our service offerings to our acute care partners, payors and other channel partners and look forward to continuing to earn the trust of patients, residents and their families.”
Mr. Walker also reported that Pennant will continue to pursue the acquisition of home health and hospice agencies and senior living operations, as well as growing its mobile x-ray and lab businesses. Commenting on the new venture pathway, Mr. Walker concluded, “Creating and growing these new businesses within Ensign has been an amazing accelerator of our success and has forged a pathway for thousands to benefit from the application of Ensign’s core values. With this anticipated spin-off, we are recreating the opportunities that many of the early Ensign founders experienced for a new generation of leaders. We look forward to maintaining the trust of our new capital partners, our landlords, and our shareholders as we seek to become the premier home health, hospice and senior care provider.”
Pennant has filed a registration statement on Form 10 relating to the spin-off with the Securities and Exchange Commission. The spin-off is subject to customary conditions, including receipt of a tax opinion from counsel, effectiveness of the registration statement filed with the Securities and Exchange Commission, execution of inter-company agreements and final approval by Ensign’s board of directors. Ensign anticipates that the spin-off will be completed in or before the fourth quarter of 2019, but there can be no assurances regarding the final terms and structure of the spin-off or that it will be completed at all. In addition, Ensign management affirmed that Ensign does not intend to “stand still” or otherwise abate its acquisition program during the pendency of the transaction, and references to the property counts, capitalization or financial condition of either Ensign or Pennant and similar statements may change as a result of acquisitions, expenditures or other changes made prior to the effective date of the spin-off.
BofA Merrill Lynch is serving as financial advisor to Ensign in connection with the spin-off. Kirkland & Ellis LLP is serving as legal advisor to Ensign.
Conference Call
Ensign invites investors to listen to a conference call with Ensign’s management on May 7, 2019, at 10:00 a.m. Pacific Time (1:00 p.m. Eastern Time), to discuss the proposed spin-off.

To listen to the webcast, or to view any financial or other statistical information required by SEC Regulation G, please visit the Investor Relations section of the Ensign website at http://investor.ensigngroup.net. The webcast will be recorded, and will be available for replay via the website until 5:00 p.m. Pacific Time on Friday, May 31, 2019.
About Ensign™
The Ensign Group, Inc.'s independent operating subsidiaries provide a broad spectrum of skilled nursing and senior living services, physical, occupational and speech therapies, home health and hospice services and other rehabilitative and healthcare services at 253 healthcare facilities, 26 hospice agencies, 25 home health agencies and nine home care businesses in California, Arizona, Texas, Washington, Utah, Idaho, Colorado, Nevada, Iowa, Nebraska, Oregon, Wisconsin, Kansas, South Carolina, Oklahoma, and Wyoming. More information about Ensign is available at http://www.ensigngroup.net.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains, and the related conference call and webcast will include, forward-looking statements that are based on management’s current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding growth prospects, future operating and financial performance, and acquisition activities. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to materially and adversely differ from those expressed in any forward-looking statement.
These risks and uncertainties relate to the company’s business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve operations, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of operations; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of operations; competition from other companies in the acquisition, development and operation of facilities; its ability to defend claims and lawsuits, including professional liability claims alleging that our services resulted in personal injury, and other regulatory-related claims; the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its operations if necessary; uncertainties that may delay or negatively impact the spin-off or cause the spin-off to not occur at all; uncertainties related to the post-spin companies’ ability to realize the anticipated benefits of the spin-off; uncertainties related to Ensign’s ability to successfully complete the spin off on a tax-free basis within the expected time frame or at all; unanticipated developments that delay or otherwise negatively affect the spin-off; uncertainties related to Ensign’s ability to obtain financing for the two companies or the terms of such financing; unanticipated developments related to the impact of the spin-off on our relationships with our patients, payors, employees and others with whom we have relationships; and unanticipated developments resulting from possible disruption to our operations resulting from the proposed spin-off, the potential impact of the spin-off and related transactions on Ensign’s credit rating. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the company’s periodic filings with the Securities and Exchange Commission, including its Form 10-Q, for a more complete discussion of the risks and other factors that could affect Ensign’s business, prospects and any forward-looking statements. Except as required by the federal securities laws, Ensign does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.
Contact Information
Investor/Media Relations, The Ensign Group, Inc., (949) 487-9500, ir@ensigngroup.net.
SOURCE: The Ensign Group, Inc.